As filed with the Securities and Exchange Commission on December 19, 2018

Registration No. 333-228620

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Munsell

Kenny S. Terrero

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

ProShares VIX Mid-Term Futures ETF

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Bloomberg Natural Gas

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Bloomberg Natural Gas

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Silver

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Gold

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Australian Dollar

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Euro

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Short Euro

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Yen

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraPro 3x Crude Oil ETF

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraPro 3x Short Crude Oil ETF

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
ProShares VIX Mid-Term Futures ETF Common Units of Beneficial Interest	$488,942,809	(2)	$56,815	(2)
ProShares Ultra Bloomberg Natural Gas Common Units of Beneficial Interest	$397,200,832	(3)	$46,647	(3)
ProShares UltraShort Bloomberg Natural Gas Common Units of Beneficial Interest	$674,545,935	(4)	$80,547	(4)
ProShares UltraShort Silver Common Units of Beneficial Interest	$896,284,795	(5)	$104,148	(5)
ProShares UltraShort Gold Common Units of Beneficial Interest	$201,834,364	(6)	$23,748	(6)
ProShares UltraShort Australian Dollar Common Units of Beneficial Interest	$162,940,781	(7)	$18,934	(7)
ProShares Ultra Euro Common Units of Beneficial Interest	$91,721,134	(8)	$10,658	(8)
ProShares Short Euro Common Units of Beneficial Interest	$153,418,934	(9)	$17,827	(9)
ProShares Ultra Yen Common Units of Beneficial Interest	$138,726,333	(10)	$16,120	(10)
ProShares UltraPro 3x Crude Oil ETF Common Units of Beneficial Interest	$1,067,243,754	(11)	$125,566	(11)
ProShares UltraPro 3x Short Crude Oil ETF Common Units of Beneficial Interest	$920,876,592	(12)	$106,730	(12)
TOTAL	$5,193,736,263		$607,740

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(d) under the Securities Act of 1933, as amended (“1933 Act”).
(2)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares VIX Mid-Term Futures ETF from the Registration Statement on Form S-1, as amended (File No. 333-223012), which was filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2018 (the “Prior S-1 Registration Statement”) ($488,942,809, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($56,815). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares VIX Mid-Term Futures ETF covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. No additional ProShares VIX Mid-Term Futures ETF Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement on Form S-1.

(3)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Ultra Bloomberg Natural Gas from the Prior S-1 Registration Statement ($297,200,832, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($34,535). Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is hereby offsetting the remaining amount of the registration fee due hereunder by allocating a portion of the registration fee previously paid in connection with the Prior S-1 Registration Statement associated with a portion of the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Silver ($12,112). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Ultra Bloomberg Natural Gas covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Bloomberg Natural Gas from the Prior S-1 Registration Statement ($234,545,935, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($27,254). Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is hereby offsetting the remaining amount of the registration fee due hereunder by allocating a portion of the registration fee previously paid in connection with the Prior S-1 Registration Statement associated with a portion of the unsold Common Units of Beneficial Interest relating to ProShares

UltraShort Silver ($53,293). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares UltraShort Bloomberg Natural Gas covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(5)

Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is hereby offsetting the entire amount of the registration fee due hereunder by allocating a portion of the registration fee previously paid in connection with the Prior S-1 Registration Statement associated with a portion the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Silver ($104,148).

(6)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Gold from the Prior S-1 Registration Statement ($141,834,364, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($16,481). Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is hereby offsetting the remaining amount of the registration fee due hereunder by allocating a portion of the registration fee previously paid in connection with the Prior S-1 Registration Statement associated with a portion the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Silver ($7,267). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares UltraShort Gold covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(7)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Australian Dollar from the Prior S-1 Registration Statement ($162,940,781, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($18,934). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares UltraShort Australian Dollar covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. No additional ProShares UltraShort Australian Dollar Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement on Form S-1.

(8)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Ultra Euro from the Prior S-1 Registration Statement ($91,721,134, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($10,658). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Ultra Euro covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. No additional ProShares Ultra Euro Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement on Form S-1.

(9)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Short Euro from the Prior S-1 Registration Statement ($153,418,934, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($17,827). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Short Euro covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. No additional ProShares Short Euro Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement on Form S-1.

(10)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Ultra Yen from the Prior S-1 Registration Statement ($138,726,333, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($16,120). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Ultra Yen covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. No additional ProShares Ultra Yen Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement on Form S-1.

(11)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares UltraPro 3x Crude Oil ETF from the Prior S-1 Registration Statement ($708,497,879, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($82,115). Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is hereby offsetting the remaining amount of the registration fee due hereunder by allocating a portion of the registration fee previously paid in connection with the Prior S-1 Registration Statement associated with a portion the unsold Common Units of Beneficial Interest relating to ProShares

UltraShort Silver ($43,451). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares UltraPro 3x Crude Oil ETF covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(12)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares UltraPro 3x Short Crude Oil ETF from the Prior S-1 Registration Statement ($920,876,592, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($106,730). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares UltraPro 3x Short Crude Oil ETF covered by the Prior S-1 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. No additional ProShares UltraPro 3x Short Crude Oil ETF Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement on Form S-1.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-228620) (the “Registration Statement”) is being filed solely for the purposes of (a) updating the Proposed Maximum Aggregate Offering Price and Amount of Registration Fee in the Calculation of Registration Fee table on the facing page of the Registration Statement, and (b) the Form of Transfer Agency and Service Agreement and Form of Custody Agreement hyperlinks in Part II of the Registration Statement. This Pre-Effective Amendment No. 1 to the Registration Statement does not substantively modify the prospectus that forms a part of the Registration Statement or any other part of the Registration Statement. Accordingly, a prospectus has been omitted and the prospectus and the contents of the Registration Statement are hereby incorporated by reference.

PART II

Information Not Required in Prospectus

Item	13. Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares.

Approximate Amount*
Securities and Exchange Commission Registration Fee*	$607,740
Printing Expenses	$15,000
Fees of Certified Public Accountants	$7,500
Fees of Counsel	$15,000

Total	$645,240

*	$607,740 was paid in connection with the Registration Statement on Form S-1 (File No. 333-223012), which was filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2018.

Item	14. Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item	15. Recent Sales of Unregistered Securities.

None.

Item	16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.2	Form of Authorized Participant Agreement(2)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality(6)

8.1	Opinion of Sidley Austin LLP as to income tax matters(6)

10.1	Form of Sponsor Agreement(3)

10.2	Form of Transfer Agency and Service Agreement(5)

10.3	Form of Custody Agreement(5)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

10.6	Form of Institutional Master Futures Client Account Agreement(4)

10.7	Form of Administration and Accounting Agreement(5)

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)(6)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)(6)

23.3	Consent of PricewaterhouseCoopers LLP(6)

24.1	Power of Attorney(6)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(4)	Incorporated by reference to the Trust’s Registration Statement, filed on September 16, 2011.
(5)	Incorporated by reference to the Trust’s Form 8-K, filed on September 26, 2018
(6)	Incorporated by reference to the Trust’s Registration Statement, filed on November 30, 2018.

(b)	The following financial statements are included in the Prospectus:

Item	17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 19th day of December, 2018.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson	Principal Executive Officer	December 19, 2018
Name: Todd B. Johnson

/s/ Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	December 19, 2018
Name: Edward Karpowicz

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg*	Member of the Sponsor (Director)	December 19, 2018
Name: Louis M. Mayberg

/s/ Michael L. Sapir*	Member of the Sponsor (Director)	December 19, 2018
Name: Michael L. Sapir

*	Signed by Richard F. Morris pursuant to power of attorney dated November 30, 2018